Exhibit 99.1

Hercules Technology Growth Capital

Is Becoming Hercules Capital

New Name Reflects the 12-Year Evolution of Hercules’ Leading Venture Lending Platform

Company Sees Continued Long-Term Growth of its Venture Lending Business and

Broadens Mandate to Pursue New Strategic Opportunities

New Name to be Effective February 25, 2016

PALO ALTO, Calif., February 19, 2016—Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced the Company will change its name to Hercules Capital, Inc., from Hercules Technology Growth Capital, Inc., effective February 25, 2016. The Company will continue to trade on the New York Stock Exchange under the HTGC ticker symbol.

Hercules’ founding mission was to create an opportunity for individual and institutional investors to gain exposure to high-growth, technology-based companies, while also providing entrepreneurs with an alternative source of growth capital that complemented their existing venture capital financing. Since its founding in December 2003, a cumulative $460 billion has been invested in U.S.-based venture-capital backed companies, according to Dow Jones VentureSource Q4 2015 report, highlighting the vibrancy of Hercules’ business model and its critical role in the innovation ecosystem. Today, Hercules is the leading and largest non-bank specialty financing company specifically providing growth capital to venture capital backed companies. Since 2003, Hercules has committed over $5.7 billion of venture-debt financing helping more than 335 innovative, high-growth venture-capital backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries, to continue to pursue their business growth objectives.

“I have always believed that in order to continue to lead the market and further strengthen our brand position, we must continuously innovate and evolve,” said Manuel A. Henriquez, chairman and chief executive officer of Hercules. “This is exactly what we did in the venture lending marketplace when Hercules first opened its doors in December 2003 and what we will continue to do as we grow and thrive. As we continue to set a high standard in venture lending through our superior credit management and solid investment portfolio growth, combined with management of our strong balance sheet and liquidity position, we wanted a name that better reflects our strategic outlook and positions us to broaden our platform and to potentially pursue new opportunities. These opportunities may include expanding our product offerings to better meet the needs of our existing innovative portfolio companies, increasing our strategic partnerships, potentially adding new industries, and growing our company through potential strategic acquisitions within the BDC industry or outside the BDC industry. Hercules Capital better represents our mandate and encompasses these new endeavors as we continue to expand our brand as the largest and growing leading venture lending platform in the BDC industry, which will remain our core business focus.”

To accompany the new brand name, the Company will unveil a new brand identity, building on the strong brand and reputation established with the original Hercules Technology Growth Capital logo. The new identity traces its root back to our original name of Hercules Capital, and will continue to represent the Company’s stature as the leader in venture lending and expresses the characteristics indicative of Hercules Capital – a fluid, strong, and agile firm, with the ability to continuously progress and innovate, like its very own portfolio companies.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broadly diversified variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.7 billion to over 335 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum

(310) 785-0810

mickey@muirfieldpartners.com

Maya Pogoda

(310) 785-0810

maya@muirfieldpartners.com

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